As filed with the Securities and Exchange Commission on February 13, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NUVECTIS PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	86-2405608 (I.R.S. Employer Identification Number)

1 Bridge Plaza

Suite 275

Fort Lee, NJ 07024

(201) 614-3150

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ron Bentsur, M.B.A.

Chairman, President and Chief Executive Officer

Nuvectis Pharma, Inc.

Bridge Plaza

Suite 275

Fort Lee, NJ 07024

(201) 614-3150

(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

Matthew W. Mamak, Esq.

Alston & Bird LLP

90 Park Avenue

New York, New York 10016

Telephone: (212) 210-9400

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement is a replacement registration statement being filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to securities that remain unsold under an existing registration statement on Form S-3 (File No. 333-270657), that was declared effective by the Securities and Exchange Commission (the “SEC”) on March 29, 2023 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the registrant is registering on this registration statement on Form S-3 (the “Registration Statement”) an aggregate of $103,483,282.81 of unsold securities (the “Unsold Securities”) previously registered under the Prior Registration Statement. The aggregate filing fee paid in connection with such Unsold Securities was $11,403.86. Pursuant to Rule 415(a)(6) under the Securities Act, the registration fee applicable to the Unsold Securities is being carried forward to this Registration Statement.

Pursuant to Rule 415(a)(5)(ii) under the Securities Act, by filing this registration statement on Form S-3 (the “Registration Statement”), we may issue and sell securities covered by the Prior Registration Statement until the earlier of (i) the effective date of this Registration Statement and (ii) September 24, 2026, which is 180 days after the third-year anniversary of the effective date of the Prior Registration Statement (the “Expiration Date”). In particular, we may continue to offer and sell under the Prior Registration Statement shares of common stock in our at-the-market offering through Leerink Partners LLC, as sales agent, which offering shall remain registered under the Prior Registration Statement using a prospectus supplement filed on May 9, 2025, until the Expiration Date. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of securities under the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.

This registration statement contains two prospectuses:

•	a base prospectus which covers the offer, issuance and sale by the registrant of up to a maximum aggregate offering price of $150,000,000 of our common stock, preferred stock, warrants, debt securities, and/or units; and

•	an at-the-market offering prospectus which covers the offer, issuance and sale by the registrant from time to time of up to $60,000,000 of our common stock available under that certain sales agreement with Leerink Partners LLC, as sales agent, dated May 9, 2025 (the “Original Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement (“Amendment No. 1”), dated February 13, 2026 (as amended, the “Sales Agreement”).

The base prospectus immediately follows this explanatory note. The specific terms of any other securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The at-the-market offering prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold by us under the at-the-market offering prospectus is included in the $150,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement with Leerink Partners LLC, any portion of the $60,000,000 included in the at-the-market offering prospectus that remain unsold will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the Sales Agreement, the full amount of this registration statement may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

On May 9, 2025, the Company filed a sales agreement prospectus supplement (the “Original Sales Agreement Prospectus”) covering the offering, issuance and sale of up to a maximum aggregate offering price of $60,000,000 of our common stock that could be issued and sold from time to time under the Original Sales Agreement. As of immediately prior to the filing of this registration statement, $45,580,233.34 of our common stock remained available for sale under the Original Sales Agreement Prospectus. Amendment No. 1 amends the Original Sales Agreement, and, upon effectiveness of this registration statement, the remaining $45,580,233.34 of our common stock available for sale under the Original Sales Agreement Prospectus is included for sale under the sales agreement prospectus forming part of this registration statement, and no further sales will be made under the Original Sales Agreement Prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion— February 13, 2026

PROSPECTUS

$150,000,000

Nuvectis Pharma, Inc.

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

The following are types of securities that we may offer, issue and sell from time to time, together or separately:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants;

•	debt securities; and

•	units consisting of any combination of our common stock, preferred stock, warrants or debt securities.

We may, from time to time, offer these securities in amounts, at prices, and on terms determined at the time of offering. We may sell these securities directly to you through agents, underwriters, or dealers we select. If we use agents, underwriters or dealers to sell these securities, we will name them and describe their compensation in a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully, together with additional information described under the heading “Where You Can Find More Information,” before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our common stock is traded on the Nasdaq Capital Market under the symbol “NVCT.” On February 11, 2026, the per share closing price of our common stock as reported on the Nasdaq Capital Market was $8.78 per share.

Investing in our securities involves certain risks. See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, which has been filed with the SEC and are incorporated by reference into this prospectus. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may offer and sell any combination of the securities described in this prospectus, from time to time, in one or more offerings. Each time we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the terms of such offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information incorporated into this prospectus or described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only, or when such document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since the relevant date.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the terms of the offering.

When we refer to “Nuvectis,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Nuvectis Pharma, Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

Solely for convenience, tradenames referred to in this prospectus, the accompanying base prospectus and the documents incorporated by reference may appear without the ® or TM symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these tradenames.

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NUVECTIS PHARMA, INC.

Overview

We are a clinical-stage biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology. We seek to develop drug candidates in the precision medicine space, and our processes for selection and clinical development of drug candidates are based on scientific insights into cancer-promoting factors, as well as our understanding of the clinical landscape and regulatory requirements.

Products Under Development

NXP900

In August 2021, we licensed worldwide commercial rights to NXP900 from the University of Edinburgh in Scotland. NXP900 is a targeted-therapy, small molecule drug candidate that inhibits the proto-oncogene c-Src (“SRC”) and YES1 kinases, the key members of the SRC kinase family. In May 2023, we announced the Investigational New Drug (“IND”) application was cleared by the U.S. Food and Drug Administration (“FDA”) which included a Phase 1 protocol and comprised of two parts: a dose-escalation Phase 1a and an expansion Phase 1b. In July 2025, we announced the completion of our Phase 1a clinical trial in which we evaluated the safety, tolerability and pharmacokinetic properties of NXP900 in patients with advanced solid tumors to identify potential doses and dosing schedules for the Phase 1b. In this Phase 1a portion of the study, a dose range of 20 to 300 mg/day was evaluated and the dose-limiting toxicity level was not reached in that dose range. The most common treatment emergent adverse events were primarily gastrointestinal-related and were mild to moderate in intensity. Systemic exposure to NXP900 increased with increased doses and a robust pharmacodynamic response (approximately 90% inhibition of SRC kinase phosphorylation) was elicited at doses of 150 mg/day and above, suggesting a potentially wide therapeutic window. The results of the Phase 1a study support once-daily oral dosing of NXP900. In August 2025, we announced the initiation of Phase 1b expansion portion of the study. The ongoing Phase 1b study will evaluate the safety, tolerability and preliminary efficacy of NXP900 both as a single agent targeting specific tumor types and in combination with market-leading epidermal growth factor receptor (“EGFR”) and Anaplastic lymphoma kinase (“ALK”) inhibitors.

In July 2025, in advance of exploring combinations of NXP900 with EGFR and ALK inhibitors, we announced the completion and topline results from our clinical drug-drug interaction (“DDI”) study in healthy volunteers. The NXP900 DDI study was conducted to evaluate the potential of NXP900 to induce the activity of Cytochrome P450 enzymes CYP3A, which showed that NXP900’s effect on the enzyme Cytochrome P450 3A is classified as a weak inhibitor according to the International Council for Harmonization M12 guidelines. There were no serious or severe adverse events reported in the DDI study. Diarrhea and non-infection related increases in white blood cell counts were the most common adverse events reported, all mild to moderate in intensity.

Scientific Background

SRC is aberrantly activated in many cancer types, including solid tumor cancers such as breast, colon, prostate, pancreatic and ovarian cancers, while remaining predominantly inactive in non-cancerous cells. Increased SRC activity is generally associated with late-stage cancers with metastatic potential and resistance to therapies, and it correlates with poor clinical prognosis. To date, no kinase inhibitor has been approved for the treatment of SRC-active solid tumor malignancies.

YES1 is a nonreceptor tyrosine kinase that belongs to the SRC family of kinases and controls multiple cancer signaling pathways. YES1 is amplified and overexpressed in many tumor types, where it promotes cell proliferation, survival, and invasiveness. In addition, YES1 directly phosphorylates and activates the yes-associated protein 1, the main effector of the Hippo pathway, which has been identified as a promoter of drug resistance, cancer progression, and metastasis in several cancer types, including squamous cell, mesothelioma and papillary kidney cancers.

NXP900’s Novel Mechanism of Action

SRC pathway activation is regulated by a switch between inactive and active conformations. The inactive conformation of SRC family kinases is associated with the lack of membrane binding, the lack of phosphorylation of the activation loop, and is characterized by a “closed conformation.” The active “open” conformation allows for the binding of SRC to signaling partners and enables full activation of the pathway via SRC’s kinase catalytic activity and the scaffolding property.

NXP900 is a targeted-therapy that inhibits the SRC and YES1 kinases. Unlike the approved and clinical-stage kinase inhibitors that inhibit only the catalytic (enzymatic) activity of SRC, NXP900 induces and locks SRC in its native inactive conformation, therefore inhibiting both the catalytic and scaffolding functions of the kinase, thus preventing phosphorylation and complex formation with its primary partners. NXP900 is also highly selective, a property typically associated with an improved therapeutic window.

In vivo treatment with NXP900 inhibited primary and metastatic tumor growth in xenograft models of breast, esophageal, head and neck cancers and medulloblastoma, and demonstrated on-target pharmacodynamic effects. Moreover, publications in scientific literature have outlined opportunities to potentially reverse resistance to osimertinib (active ingredient of Tagrisso®) in non-small cell lung cancer and enzalutamide (active ingredient of Xtandi®) in metastatic, castration resistant prostate cancer, in combination with these agents, further validating the potential importance of NXP900’s key targets, YES1 and SRC kinases, in these disease settings.

Gene amplification of the site containing the YES1 gene has been reported in clinical samples in several tumors including lung, head and neck, bladder and esophageal cancers. YES1-dependent oncogenic transformation has also been reported, suggesting that YES1 may play a key role in these solid tumors. The transforming ability of YES1 has been demonstrated via several experimental methods, for example down-regulating YES1 by short hairpin RNA (shRNA) significantly inhibited cell growth in several malignancies, including colon carcinoma, rhabdomyosarcoma, and basal-like breast cancer suggesting YES1 may play a key role in these solid tumors. Furthermore, it has been found that YES1 gene amplification is a mechanism of resistance to EGFR, ALK, and human epidermal growth factor receptor 2 inhibitors.

There are no FDA-approved selective YES1 inhibitors. We plan to conduct additional in vivo studies to better understand the effects of YES1 inhibition in solid tumors driven by YES1 overexpression or gene amplification.

Company Information

We were incorporated in July 2020 under the laws of the State of Delaware under the name Centry Pharma, Inc., and changed our name to Nuvectis Pharma, Inc. in July 2021. Our principal executive office is located at 1 Bridge Plaza, 2nd Floor, Fort Lee, NJ 07024, and our telephone number is (201) 614-3150.

Our website address is www.nuvectis.com. We are not including the information on our website as a part of, nor incorporating it by reference into, this prospectus.

THE OFFERING

Use of Proceeds	We intend to use the net proceeds of any offering as set forth in the applicable prospectus supplement.

Nasdaq Capital Market Symbol	“NVCT.”

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed in the “Risk Factors” section of our most recent Annual Report on Form 10-K, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

FORWARD-LOOKING STATEMENTS

This prospectus includes statements that are, or may be deemed, “forward-looking statements.” In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “would,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our history of net operating losses and uncertainty regarding our ability to obtain capital and achieve profitability, our ability to develop and commercialize our product candidates, our ability to advance our development programs, enroll our trials, and achieve clinical endpoints, our ability to use or expand our technology to build a pipeline of product candidates, our ability to obtain and maintain regulatory approval of our product candidates and comply with ongoing regulatory requirements, our ability to successfully operate in a competitive industry and gain market acceptance by physician, provider, patient, and payor communities, our reliance on third parties, unstable economic or market conditions, and our ability to obtain and adequately protect intellectual property rights for our product candidates.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, they may not be predictive of results or developments in future periods. The forward-looking statements contained in this prospectus reflect our views and assumptions only as of the date of this prospectus. Except as required by law, we assume no responsibility for updating any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements. In addition, with respect to all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC on an annual basis using an annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our internet website found at www.nuvectis.com. Our stock is quoted on the Nasdaq Capital Market under the symbol “NVCT”.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this document. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial registration statement, as amended, and prior to effectiveness of the registration statement, and (2) after the date of this prospectus and prior to the termination of this offering. Such information will automatically update and supersede the information contained in this prospectus and the documents listed below; provided, however, that we are not, unless specifically indicated, incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K, whether listed below or filed in the future, or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 11, 2026; and
(b)	Description of our common stock, which is contained in Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 11, 2026, including any amendments or reports filed for the purposes of updating this description.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: 1 Bridge Plaza, Suite 275, Fort Lee, NJ 07024, Attn: Ron Bentsur, or by calling (201) 614-3150.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our second amended and restated certificate of incorporation, as amended (“certificate of incorporation”), and our amended and restated bylaws (“bylaws”). The following summaries may not be complete and are subject to, and qualified by reference to, the terms and provisions of our certificate of incorporation and our bylaws. You should refer to, and read this summary together with, our certificate of incorporation, and our bylaws to review all of the terms of that may be important to you.

Common Stock

We are authorized to issue a total of 60,000,000 shares of common stock, par value $0.00001 per share. As of February 11, 2026, we had 26,491,702 actual shares of our common stock issued and outstanding. All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “NVCT” and has been publicly traded since February 4, 2022. Prior to that time, there was no public market for our common stock.

Holders

The number of record holders of our 26,491,702 shares of outstanding common stock as of February 11, 2026 was 7. This number does not include beneficial owners whose shares are held by nominees in street name.

Dividends

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the sole discretion of our board of directors.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors in its sole discretion, subject to any preferential dividend rights or other rights of outstanding preferred stock, if any.

Liquidation and Dissolution

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

We currently do not have any shares of preferred stock outstanding, and we have no present plan to issue any shares of preferred stock. Our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

Anti-Takeover Provisions

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board composition and filling vacancies

Our certificate of incorporation provides for the division of our board of directors into three classes serving staggered three-year terms, with one class being elected each year. Our certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of two-thirds of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.

No written consent of stockholders

Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of stockholders

Our certificate of incorporation and bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance notice requirements

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to certificate of incorporation and bylaws

Any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our certificate of incorporation, must thereafter be approved by two-thirds of the outstanding shares entitled to vote on the amendment and two-thirds of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least a majority of the outstanding shares entitled to vote on the amendment, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of two-thirds of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated preferred stock

Our certificate of incorporation provides for 5,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Delaware anti-takeover statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or
•	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of either the aggregate market value of all (i) the assets of the corporation or (ii) the outstanding capital stock of the corporation, involving the interested stockholder;
•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Choice of forum

Our bylaws provide that the Court of Chancery of the State of Delaware will be the exclusive forum for state law claims for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a breach of fiduciary duty by one or more of our directors, officers or employees, (iii) any action asserting a claim against us arising pursuant to the Delaware General Corporation Law or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein (the “Delaware Forum Provision”); provided, however, that this forum provision will not apply to any causes of action arising under the Exchange Act or the Securities Act which, unless we consent in writing to the selection of an alternative forum, are required to be brought exclusively in federal district courts of the United States of America in accordance with our certificate of incorporation. In addition, our bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of and consented to the Delaware Forum Provision. We recognize that the Delaware Forum Provision in our bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the Delaware Forum Provision may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

Transfer Agent

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “NVCT”.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock, or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	any provisions for the adjustment of the number or amount of securities receivable upon the exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the form of consideration that may be used to exercise the warrants;

•	the date on which the right to exercise the warrants shall commence and the date on which the right will expire;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	the terms of any mandatory or option call provisions;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities, in one or more series, which may be senior, subordinated or junior subordinated and may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee. We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

Debt Securities

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time pursuant to a supplemental indenture entered into between us and the trustee or an order delivered by us to the trustee. For each series of debt securities we offer, a prospectus supplement accompanying this prospectus will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:

•	title and aggregate principal amount;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	any limit on the amount that may be issued;

•	applicable subordination provisions, if any;

•	provisions regarding whether the debt securities will be convertible or exchangeable into other securities or property of the Company or any other person;

•	percentage or percentages of principal amount at which the debt securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	whether interest on the debt securities will be payable in cash or additional debt securities of the same series;

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	whether the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;

•	redemption, repurchase or early repayment provisions, including our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	if other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

•	a discussion of certain material U.S. federal income tax considerations applicable to the debt securities;

•	amount of discount or premium, if any, with which the debt securities will be issued, including whether the debt securities will be issued as “original issue discount” securities;

•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

•	where the debt securities may be presented for registration of transfer, exchange or conversion;

•	the place or places where notices and demands to or upon the Company in respect of the debt securities may be made;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities;

•	if the debt securities will be issued in whole or in part in the form of a book-entry security, the depository or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	the guarantors, if any, of the debt securities, and the extent of the guarantees and any additions or changes to permit or facilitate guarantees of such debt securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the debt securities, including the remedies available in connection therewith;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the Company or the purchaser of the debt securities can select the payment currency;

•	securities exchange(s) on which the debt securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the debt securities;

•	extent to which a secondary market for the debt securities is expected to develop;

•	provisions relating to defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	any restrictions or conditions on the transferability of the debt securities;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	any addition or change in the provisions related to compensation and reimbursement of the trustee;

•	provisions, if any, granting special rights to holders upon the occurrence of specified events;

•	whether the debt securities will be secured or unsecured, and, if secured, the terms upon which the debt securities will be secured and any other additions or changes relating to such security; and

•	any other terms of the debt securities that are not inconsistent with the provisions of the Trust Indenture Act (but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

One or more series of debt securities may be sold as “original issue discount” securities. These debt securities would be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions of the governing unit agreement that differ from those described herein; and

•	any material provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, preferred stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, preferred stock, warrants and/or debt securities.

PLAN OF DISTRIBUTION

We may sell the securities covered in this prospectus from time to time in one or more of the following ways:

•	through underwriters or dealers;

•	through agents;

•	in short or long transactions;

•	directly to one or more purchasers;

•	through registered direct offerings;

•	as part of a collaboration with a third party;

•	through at-the-market issuances;

•	in privately negotiated transactions; or

•	through a combination of any of these methods of sale.

Each time that we use this prospectus to sell securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of the securities, including the following, as applicable:

•	the name or names of any underwriters, dealers or agents and the amounts of any securities underwritten or purchased by each of them;

•	the purchase price of the securities being offered and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	any options under which underwriters may purchase additional securities from us; and

•	any security exchanges on which the securities may be listed.

The purchase price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum compensation to be received by a FINRA member or independent broker-dealer may not exceed 8% of the offering proceeds. It is anticipated that the maximum compensation to be received in any particular offering of securities will be less than this amount.

At-the-Market Offerings

Upon written instruction from us, a sales agent party to a distribution agency agreement with us will use its commercially reasonable efforts to sell on our behalf, as our agent, the shares of common stock offered as agreed upon by us and the sales agent. We will designate the maximum amount of shares of common stock to be sold through the sales agent, on a daily basis or otherwise as we and the sales agent agree. Subject to the terms and conditions of the applicable distribution agency agreement, the sales agent will use its commercially reasonable efforts to sell, as our sales agent and on our behalf, all of the designated shares of common stock. We may instruct the sales agent not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We may suspend the offering of shares of common stock under any distribution agency agreement by notifying the sales agent. Likewise, the sales agent may suspend the offering of shares of common stock under the applicable distribution agency agreement by notifying us of such suspension.

We also may sell shares to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate agreement setting forth the terms of such transaction.

The offering of common stock pursuant to a distribution agency agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the distribution agency agreement or (2) the termination of the distribution agency agreement by us or by the sales agent.

Sales agents under our distribution agency agreements may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the Nasdaq Capital Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our common stock, the amounts underwritten, and the nature of its obligations to take our common stock will be described in the applicable prospectus supplement.

LEGAL MATTERS

The legality and validity of the securities offered from time to time under this prospectus will be passed upon by Alston & Bird LLP, New York, New York.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$150,000,000

Nuvectis Pharma, Inc.

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

PROSPECTUS

             , 2026

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion— dated February 13, 2026

PROSPECTUS

Up to $60,000,000 of Common Stock

We have entered into a sales agreement with Leerink Partners LLC (“Leerink Partners” or the “sales agent”), dated May 9, 2025 (the “Original Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated February 13, 2026 (as amended, the “Sales Agreement”) relating to shares of our common stock offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $60,000,000 from time to time through the sales agent.

On May 9, 2025, the Company filed a sales agreement prospectus supplement (the “Original Sales Agreement Prospectus”) covering the offering, issuance and sale of up to a maximum aggregate offering price of $60,000,000 of our common stock pursuant to the Original Sales Agreement. As of the date of this prospectus, $45,580,233.34 of our common stock remained available for sale under the Original Sales Agreement Prospectus. Upon effectiveness of the registration statement of which this prospectus forms a part, the remaining $45,580,233.34 of our common stock available for sale under the Original Sales Agreement Prospectus is included in the amount offered for sale under this prospectus, and no further sales will be made pursuant to the Original Sales Agreement Prospectus.

Our common stock is traded on the Nasdaq Capital Market under the symbol “NVCT”. On February 11, 2026, the closing price of our common stock as reported on the Nasdaq Capital Market was $8.78 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). If we and Leerink Partners agree on any method of distribution other than sales of shares of our common stock on or through the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Subject to the terms of the Sales Agreement, Leerink Partners is not required to sell any specific number or dollar amount of securities, but will act as the sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with their normal trading and sales practices, and on mutually agreed terms. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The sales agent will receive from us a commission of 3.0% based on the gross sales price per share for any shares sold through the sales agent under the Sales Agreement. See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to Leerink Partners. In connection with the sale of shares of our common stock on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Leerink Partners with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and a “smaller reporting company” as defined under Rule 405 of the Securities Act and, as such, we have elected to comply with certain reduced public company reporting requirements. See “Prospectus Summary—Emerging Growth Company and Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Leerink Partners

The date of this prospectus is      , 2026.

ABOUT THIS PROSPECTUS

This prospectus and the accompanying base prospectus form a part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”). This prospectus relates to the offering of shares of our common stock having an aggregate offering price of up to $60,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.

This document is in two parts. The first part is this prospectus, which describes the specific terms of this offering of common stock and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference in this prospectus and the accompanying base prospectus. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent the information contained in this prospectus differs or varies from the information contained in the accompanying base prospectus or documents incorporated by reference, the information in this prospectus will supersede such information. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering is accurate as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the terms of the offering.

When we refer to “Nuvectis,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Nuvectis Pharma, Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

Solely for convenience, tradenames referred to in this prospectus, the accompanying base prospectus and the documents incorporated by reference may appear without the ® or TM symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these tradenames.

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SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this report may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. The words “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “would,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “may,” “expect” and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation, those discussed under the captions “Risk Factors,” and elsewhere in this report. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements. Such forward-looking statements include, but are not limited to, statements about:

•	expectations for increases or decreases in expenses;

•	the success and timing of our clinical trials and preclinical studies for our product candidate NXP900, and any future product candidates that we may have, including patient accrual and retention, safety and/or tolerability issues, efficacy data and the usability of data generated from our trials for regulatory submissions;

•	our ability to obtain regulatory approvals for our product candidates;

•	expectations for incurring expenditures related to our research and development and manufacturing of our product candidates;

•	the sufficiency of our existing cash and cash equivalents and investments to finance our operating requirements, including expectations regarding the value and liquidity of our investments;

•	expectations for generating revenue or becoming profitable on a sustained basis;

•	the impact of health epidemics on our business and the actions we may take in response thereto;

•	developments and projections relating to our competitors, regulatory environment and industry;

•	our expectations about how market trends will affect our business;

•	our and our licensors’ ability to obtain, establish, maintain, protect and enforce intellectual property and proprietary protection for our products and technologies and to avoid claims of infringement, misappropriation or other violation of third-party intellectual property and proprietary rights;

•	our ability to attract and retain key personnel and to manage our future growth effectively;

•	expectations for future capital requirements;

•	our expectations regarding the use of proceeds from offerings of our common stock under this prospectus;

•	the volatility of the trading price of our common stock; and

•	our expectations regarding the period during which we qualify as an emerging growth company under the Jumpstart Our Business Startups Act.

The forward-looking statements contained in this report reflect our views and assumptions as of the date of this report. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. Except as required by law, we assume no responsibility for updating any forward-looking statements.

We qualify all of our forward-looking statements by these cautionary statements. In addition, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus and the accompanying base prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus and the accompanying base prospectus carefully, including the information referred to in the section entitled “Risk Factors” beginning on page S-7 of this prospectus, our “Risk Factors” beginning on page 17 of our Annual Report on Form 10-K for the year ended December 31, 2025, which are incorporated by reference herein, as well as the other documents that we incorporate by reference into this prospectus and the accompanying base prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus and the accompanying base prospectus is a part.

Overview

We are a clinical-stage biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology. We seek to develop drug candidates in the precision medicine space, and our processes for selection and clinical development of drug candidates are based on scientific insights into cancer-promoting factors, as well as our understanding of the clinical landscape and regulatory requirements.

Products Under Development

NXP900

In August 2021, we licensed worldwide commercial rights to NXP900 from the University of Edinburgh in Scotland. NXP900 is a targeted-therapy, small molecule drug candidate that inhibits the proto-oncogene c-Src (“SRC”) and YES1 kinases, the key members of the SRC kinase family. In May 2023, we announced the Investigational New Drug (“IND”) application was cleared by the U.S. Food and Drug Administration (“FDA”) which included a Phase 1 protocol and comprised of two parts: a dose-escalation Phase 1a and an expansion Phase 1b. In July 2025, we announced the completion of our Phase 1a clinical trial in which we evaluated the safety, tolerability and pharmacokinetic properties of NXP900 in patients with advanced solid tumors to identify potential doses and dosing schedules for the Phase 1b. In this Phase 1a portion of the study, a dose range of 20 to 300 mg/day was evaluated and the dose-limiting toxicity level was not reached in that dose range. The most common treatment emergent adverse events were primarily gastrointestinal-related and were mild to moderate in intensity. Systemic exposure to NXP900 higher with increased doses and a robust pharmacodynamic response (approximately 90% inhibition of SRC kinase phosphorylation) was elicited at doses of 150 mg/day and above, suggesting a potentially wide therapeutic window. The results of the Phase 1a study support once-daily oral dosing of NXP900. In August 2025, we announced the initiation of Phase 1b expansion portion of the study. The ongoing Phase 1b study will evaluate the safety, tolerability and preliminary efficacy of NXP900 both as a single agent targeting specific tumor types and in combination with market-leading epidermal growth factor receptor (“EGFR”) and Anaplastic lymphoma kinase (“ALK”) inhibitors.

In July 2025, in advance of exploring combinations of NXP900 with EGFR and ALK inhibitors, we announced the completion and topline results from our clinical drug-drug interaction (“DDI”) study in healthy volunteers. The NXP900 DDI study was conducted to evaluate the potential of NXP900 to induce the activity of Cytochrome P450 enzymes CYP3A, which showed that NXP900’s effect on the enzyme Cytochrome P450 3A is classified as a weak inhibitor according to the International Council for Harmonization M12 guidelines. There were no serious or severe adverse events reported in the DDI study. Diarrhea and non-infection related increases in white blood cell counts were the most common adverse events reported, all mild to moderate in intensity.

Scientific Background

SRC is aberrantly activated in many cancer types, including solid tumor cancers such as breast, colon, prostate, pancreatic and ovarian cancers, while remaining predominantly inactive in non-cancerous cells. Increased SRC activity is generally associated with late-stage cancers with metastatic potential and resistance to therapies and correlates with poor clinical prognosis. To date, no kinase inhibitor has been approved for the treatment of SRC-active solid tumor malignancies.

YES1 is a nonreceptor tyrosine kinase that belongs to the SRC family of kinases and controls multiple cancer signaling pathways. YES1 is amplified and overexpressed in many tumor types, where it promotes cell proliferation, survival, and invasiveness. In addition, YES1 directly phosphorylates and activates the yes-associated protein 1, the main effector of the Hippo pathway, which has been identified as a promoter of drug resistance, cancer progression, and metastasis in several cancer types, including squamous cell, mesothelioma and papillary kidney cancers.

NXP900’s Novel Mechanism of Action

SRC pathway activation is regulated by a switch between inactive and active conformations. The inactive conformation of SRC family kinases is associated with the lack of membrane binding, the lack of phosphorylation of the activation loop, and is characterized by a “closed conformation.” The active “open” conformation allows for the binding of SRC to signaling partners and enables full activation of the pathway via SRC’s kinase catalytic activity and the scaffolding property.

NXP900 is a targeted therapy that inhibits the SRC and YES1 kinases. Unlike the approved and clinical-stage kinase inhibitors that inhibit only the catalytic (enzymatic) activity of SRC, NXP900 induces and locks SRC in its native inactive conformation, therefore inhibiting both the catalytic and scaffolding functions of the kinase, thus preventing phosphorylation and complex formation with its primary partners. NXP900 is also highly selective, a property typically associated with an improved therapeutic window.

In vivo treatment with NXP900 inhibited primary and metastatic tumor growth in xenograft models of breast, esophageal, head and neck cancers and medulloblastoma, and demonstrated on-target pharmacodynamic effects. Moreover, publications in scientific literature have outlined opportunities to potentially reverse resistance to osimertinib (active ingredient of Tagrisso®) in non-small cell lung cancer and enzalutamide (active ingredient of Xtandi®) in metastatic, castration resistant prostate cancer, in combination with these agents, further validating the potential importance of NXP900’s key targets, YES1 and SRC kinases, in these disease settings.

Gene amplification of the site containing the YES1 gene has been reported in clinical samples in several tumors including lung, head and neck, bladder and esophageal cancers. YES1-dependent oncogenic transformation has also been reported, suggesting that YES1 may play a key role in these solid tumors. The transforming ability of YES1 has been demonstrated via several experimental methods, for example down-regulating YES1 by short hairpin RNA (shRNA) significantly inhibited cell growth in several malignancies, including colon carcinoma, rhabdomyosarcoma, and basal-like breast cancer suggesting YES1 may play a key role in these solid tumors. Furthermore, it has been found that YES1 gene amplification is a mechanism of resistance to EGFR, ALK, and human epidermal growth factor receptor 2 inhibitors.

There are no FDA-approved selective YES1 inhibitors. We plan to conduct additional in vivo studies to better understand the effects of YES1 inhibition in solid tumors driven by YES1 overexpression or gene amplification.

Emerging Growth Company and Smaller Reporting Company

We are an emerging growth company, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will cease to be an emerging growth company on the date that is the earliest of (a) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more, (b) December 31, 2027, the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering, (c) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years, or (d) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Additionally, we are a smaller reporting company as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of shares of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of shares of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

Company Information

We were incorporated in July 2020 under the laws of the State of Delaware under the name Centry Pharma, Inc., and changed our name to Nuvectis Pharma, Inc. in July 2021. Our principal executive office is located at 1 Bridge Plaza, 2nd Floor, Fort Lee, NJ 07024, and our telephone number is (201) 614-3150.

Our website address is www.nuvectis.com. We are not including the information on our website as a part of, nor incorporating it by reference into, this prospectus.

THE OFFERING

Common stock offered by us	Shares of our common stock, par value $0.00001, having an aggregate offering price of up to $60,000,000.

Common stock to be outstanding after the offering	Up to 33,325,414 shares of our common stock, assuming sales of 6,833,712 shares of our common stock in this offering at an assumed offering price of $8.78 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on February 11, 2026. The actual number of shares issued in connection with this offering will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Plan of Distribution	Sales of shares of our common stock under this prospectus may be made by any method deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act. Subject to the terms of the Sales Agreement, the sales agent will make all sales using commercially reasonable efforts consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market, on mutually agreeable terms between the sales agent and us. See “Plan of Distribution” beginning on page S-12 of this prospectus.

Use of proceeds	We intend to use the net proceeds from this offering to continue to advance the development program of NXP900 or any future product candidate, hiring of additional personnel, capital expenditures, costs of operating as a public company and other general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus.

Risk factors	See “Risk Factors” beginning on page S-7 of this prospectus and the other information included in, or incorporated by reference into, this prospectus and the accompanying base prospectus for a discussion of factors that you should consider before investing in our common stock.

Nasdaq Capital Market symbol	“NVCT.”

The number of shares of our common stock outstanding after this offering is based on 26,491,702 actual shares of our common stock outstanding as of February 11, 2026, and excludes as of such date:

➢	348,281 shares of common stock issuable upon exercise of options outstanding under our 2021 Global Equity Incentive Plan, as amended and restated (the “2021 Plan”), at a weighted average exercise price of $4.59 per share as of February 11, 2026;

➢	159,870 shares of common stock issuable upon the exercise of warrants under the 2021 Plan to purchase Common Stock and underwriter warrants associated with the 2022 IPO at a weighted exercise price of $5.16 per share as of February 11, 2026;

➢	193,557 shares of restricted stock granted to the Company’s three founders on July 27, 2021;

➢	2,240,566 shares of restricted stock issued under the 2021 Plan;

➢	721,251 shares of common stock to be reserved for future issuance under the 2021 Plan; and

➢	923,598 shares of common stock issuable upon the exercise of the Investment Options.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks discussed below, together with other information in this prospectus, the accompanying base prospectus, the information and documents incorporated by reference including the section “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, which are incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. The risks described below may not be the only ones relating to our company. Additional risks that we currently believe are immaterial or risks not currently known to us may also impair our business and operations. Our business, results of operation, financial condition, cash flow and prospects and the trading price of our common stock could be harmed as a result of any of these risks, and investors may lose all or part of their investment.

Risks Related to This Offering

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

All of our shares of common stock sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our shares of common stock may be sold in the public market following this offering, which may cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares of common stock.

The common stock offered hereby will be sold in “at-the-market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

It is not possible to predict the actual number of shares of common stock sold and the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Leerink Partners at any time throughout the term of the Sales Agreement. The number of shares that are sold through Leerink Partners after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with Leerink Partners in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will actually be issued by us under the Sales Agreement or the aggregate proceeds we will raise in connection with those sales.

Purchasers of our common stock in this offering will experience immediate and substantial dilution in the book value of their investment. You may experience further dilution upon exercise of options and warrants.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 6,833,712 shares of our common stock are sold at a price of $8.78 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on February 11, 2026, for aggregate gross proceeds of approximately $60 million, and after deducting commissions, new investors in this offering will incur immediate dilution of $6.48 per share. For a more detailed discussion of the foregoing see the section entitled “Dilution” below. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

Future sales of our common stock could lower our stock price and dilute existing stockholders. We may, in the future, sell additional shares of common stock in subsequent public or private offerings.

We cannot predict the size of future issuances of our common stock or the effect, if any, that future sales and issuances of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. In addition, these sales may be dilutive to existing stockholders.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations, or require us to relinquish rights to our current or future technologies or product candidates.

We may seek additional capital through a combination of public and private equity offerings, ATM facility, debt financings, strategic partnerships and alliances and licensing arrangements. Any equity or equity-related financing may dilute our stockholders may subject us to restrictive covenants and interest costs. If we obtain funding through a strategic collaboration or licensing arrangement, we may be required to relinquish our rights to our current product candidates or any future product candidates that we may develop.

Additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our operations. If we are unable to raise additional capital as needed or on acceptable terms, we may be required to delay or discontinue any research, development or commercialization programs and may be unable to expand our operations or otherwise capitalize on our business opportunities. Further, we may be required to seek collaborators for potential product candidates earlier, or on less favorable terms, than might otherwise be desired, or to relinquish or license our rights to potential product candidates in markets where we otherwise would seek to pursue development or commercialization. Any of the above events could significantly harm our business, prospects, financial condition and results of operations and cause the price of our common stock to decline.

Unstable market and economic conditions may have serious adverse consequences on our business, financial condition and stock price.

There can be no assurance that deterioration in credit and financial markets and confidence in economic conditions will not occur. Our general business strategy may be adversely affected by an economic downturn, a volatile business environment or an unpredictable and unstable market. If equity and credit markets deteriorate, it may make any necessary equity, debt, or other financing more difficult to secure, more costly, more dilutive, and less favorable to existing stockholders. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay or abandon our business and clinical development plans. In addition, there is a risk that one or more of our current service providers, manufacturers and other partners may not survive these difficult economic times, which could directly affect our ability to attain our operating goals on schedule and on budget. There is a possibility that our stock price may decline, due in part to the volatility of the stock market and the general economic downturn.

We have broad discretion over the use of our cash, cash equivalents and marketable securities, including the net proceeds we receive in this offering, and may not use them effectively.

Our management has broad discretion to use our cash, cash equivalents and marketable securities, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use to fund operations, we may invest our cash, cash equivalents and marketable securities in a manner that does not produce income or that loses value.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $60 million from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with Leerink Partners.

We intend to use the net proceeds from this offering to continue to advance the development programs of NXP900 or any future product candidate, hiring of additional personnel, capital expenditures, costs of operating as a public company and other general corporate purposes.

We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we currently have no specific agreements, commitments or understandings with respect to any acquisition or investment, we evaluate acquisition and investment opportunities and may engage in related discussions with other companies from time to time.

The timing and amounts of our actual expenditures will depend on several factors, including data results, progression of our clinical development programs as well as our joint collaborators. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from an offering. Accordingly, our management will have broad discretion in the application of proceeds. Pending the uses described above, we will invest the net proceeds in short-term and long-term, investment grade, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the sole discretion of our board of directors.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after the offering.

Our historical net tangible book value as of December 31, 2025, was $18.4 million, or $0.70 per share of our common stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of December 31, 2025.

After giving effect to the assumed sale by us of 6,833,712 shares of our common stock in the aggregate amount of $60 million in this offering at an assumed public offering price of $8.78 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on February 11, 2026, and after deducting commissions, our as adjusted net tangible book value as of December 31, 2025, would have been approximately $76.6 million, or $2.36 per share of our common stock outstanding. This represents an immediate increase in net tangible book value of $1.64 per share to our existing stockholders and an immediate dilution of $6.42 per share to investors purchasing shares of common stock in this offering.

Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the offering price per share paid by new investors. The following table illustrates this dilution on a per share basis. The shares of our common stock sold in this offering, if any, will be sold from time to time at various prices.

Assumed Public Offering Price Per Share		$8.78
Historical Net Tangible Book Value Per Share as of December 31, 2025	$0.72
Increase in Net Tangible Book Value Per Share Attributable to New Investors	1.64
As Adjusted Net Tangible Book Value Per Share After the Offering	2.36
Dilution Per Share to New Investors		$6.42

The shares of our common stock sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $9.78 per share shown in the table above, assuming all of our common stock in the aggregate amount of $60 million is sold at that price, would cause our as adjusted net tangible book value per share after the offering to be $2.41 per share and would increase the dilution to new investors to $7.37 per share, after deducting commissions. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $7.78 per share shown in the table above, assuming all of our common stock in the aggregate amount of $60 million is sold at that price, would cause our as adjusted net tangible book value per share after the offering to be $2.29 per share and would decrease the dilution to new investors to $5.49 per share, after deducting commissions.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Leerink Partners, under which we may issue and sell from time to time up to $60 million shares of our common stock through or to Leerink Partners as our sales agent. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market or any other existing trading market for our common stock.

Leerink Partners will offer shares of our common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Leerink Partners. We will designate the maximum amount of common stock to be sold through Leerink Partners on a daily basis or otherwise determine such maximum amount together with Leerink Partners. Subject to the terms and conditions of the Sales Agreement, Leerink Partners will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Leerink Partners not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Leerink Partners or we may suspend the offering of our common stock being made through Leerink Partners under the Sales Agreement upon proper notice to the other party. Leerink Partners and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time. The offering of our common stock pursuant to the Sales Agreement will otherwise terminate upon the termination of the Sales Agreement as provided therein.

The compensation payable to Leerink Partners as sales agent will be 3.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. We have also reimbursed Leerink Partners with up to $75,000 of Leerink Partners’ actual outside legal expenses incurred by Leerink Partners in connection with executing the Sales Agreement, plus certain ongoing outside legal expenses and for certain other expenses, including Leerink Partner’s FINRA counsel fees in an amount up to $15,000. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed sales compensation to Leerink Partners in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Leerink Partners under the Sales Agreement, will be approximately $0.2 million.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Leerink Partners will provide written confirmation to us following the close of trading on the Nasdaq Capital Market on each day in which common stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through Leerink Partners under the Sales Agreement, the net proceeds to us and the compensation paid by us to Leerink Partners in connection with the sales of common stock during the relevant period.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of shares of our common stock on our behalf, Leerink Partners may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Leerink Partners may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Leerink Partners against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the Nasdaq Capital Market and trades under the symbol “NVCT.” The transfer agent of our common stock is Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC).

Leerink Partners and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

Material U.S. federal income tax consequences to non-U.S. holders

The following is a summary of the material United States federal income tax consequences relating to the acquisition, ownership and disposition of our common stock as of the date hereof. This summary deals only with our common stock that is held as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) by a “non-U.S. holder” (as defined below).

For purposes of this summary, a “non-U.S. holder” means a beneficial owner of our common stock (other than a partnership or any other entity treated as a partnership for United States federal income tax purposes) that is not for United States federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations (“Treasury Regulations”) to be treated as a United States person.

This summary is based upon provisions of the Code and Treasury Regulations, administrative rulings and judicial decisions currently in effect, all as of the date hereof and all subject to change at any time or to different interpretation including by the Internal Revenue Service (“IRS”), any such change or differing interpretation may be applied retroactively in a manner that could adversely effect a non-U.S. holder. This summary does not address all aspects of United States federal taxation, including any non-income taxation, and does not address any foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not represent a detailed description of the United States federal income tax consequences applicable to non-U.S. holders that are subject to special treatment under the United States federal income tax laws (including, without limitation, a non-U.S. holder that is a United States expatriate, “controlled foreign corporation,” “passive foreign investment company,” “real estate investment trust,” “qualified foreign pension fund” within the meaning of Section 897(l) of the Code, “regulated investment company,” dealer in securities or currencies, financial institution, tax-exempt entity, insurance company, person holding our common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, trader in securities that elects to use a mark-to-market method of accounting, person liable for the alternative minimum tax, person who acquired our common stock as compensation for services, or a partnership or other pass-through entity, or partner in a partnership or beneficial owner of a pass-through entity that holds our common stock for United States federal income tax purposes). We cannot provide assurance that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner (or owner treated as a partner) will generally depend upon the status of the partner and the activities of the partnership. Non-U.S. holders that are, for U.S. federal tax purposes, partners of a partnership holding our common stock should consult their tax advisors.

Non-U.S. holders considering the purchase of our common stock should consult their own tax advisors concerning the particular United States federal income and estate tax consequences of the ownership of our common stock, as well as the consequences arising under the laws of any other taxing jurisdiction.

Distribution on our common stock

Distributions paid on our common stock will be taxable as dividends to the extent paid out of current or accumulated earnings and profits, as determined under United States federal income tax principles. Amounts not treated as dividends for United States federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Gain on disposition of our common stock” Dividends paid to a non-U.S. holder of our common stock generally will be subject to United States federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to United States federal withholding tax, provided certain certification and disclosure requirements are satisfied, including a properly executed IRS Form W-8ECI, stating that the dividends are so connected, furnished prior to the payment of such dividends. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a “United States person” as defined in the Code. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalty of perjury that it is not a “United States person” as defined in the Code and is eligible for treaty benefits or (b) if the common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury Regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. Dividend distributions to non-U.S. holders would also be subject to the rules concerning backup withholding and FATCA, discussed below.

Gain on disposition of our common stock

Subject to the discussions below under the headings “Information reporting and backup withholding” and “FATCA withholding requirements,” any gain realized on the disposition of our common stock by a non-U.S. holder generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or such non-U.S. holder’s holding period for our common stock and such non-U.S. holder held (at any time during the shorter of the five-year period ending on the date of the disposition or such non-U.S. holder’s holding period) more than 5% of our common stock.

Gains described in the first bullet point above generally will be subject to tax on a net income basis under regular graduated United States federal income tax rates as if such holder were a “United States person” as defined in the Code. If a non-U.S. holder that is a foreign corporation falls under the first bullet point above, it will be subject to tax on a net income basis in the same manner as if it were a “United States person” as defined in the Code and, in addition, may under certain circumstances be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder described in the second bullet point above is generally expected to be subject to U.S. federal income tax at a flat rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by United States source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. holders described in the second bullet point above should consult their tax advisors regarding the U.S. federal income tax consequences of the disposition of our common stock and any applicable income tax treaties that may provide for different rules.

We believe we have not been and are not currently a “United States real property holding corporation” for United States federal income tax purposes; however, no assurance can be given that we are not or will not become one in the future. If, however, we are or become a “United States real property holding corporation,” so long as our common stock continues to be regularly traded on an established securities market (as such terms are defined in applicable Treasury Regulations), only a non-U.S. holder who holds or held (at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period) more than 5% of our common stock will be subject to United States federal income tax on the disposition of the common stock. Non-U.S. holders should consult their own tax advisors about the consequences that could result if we are, or become a “United States real property holding corporation.”

Information reporting and backup withholding

Information returns are required to be filed with the IRS reporting the amount of dividends paid to each non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding (currently at a rate of 24%) with respect to dividends paid to it unless it certifies under penalty of perjury that it is not a “United States person” as defined in the Code (and the payor does not have actual knowledge or reason to know that it is a “United States person” as defined in the Code), or it otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the non-U.S. holder certifies under penalty of perjury that it is not a “United States person” as defined in the Code (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined in the Code), or it otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

FATCA withholding requirements

Sections 1471 to 1474 of the Code (such sections, and the Treasury Regulations and administrative guidance issued thereunder, commonly-referred to as FATCA) impose a 30% United States withholding tax on certain “withholdable payments” made to a “foreign financial institution” or a “nonfinancial foreign entity.” “Withholdable payments” include payments of dividends (such as amounts treated as dividends paid with respect to shares of our common stock) in addition to certain other passive income type amounts. In general, if a non-U.S. holder is a “foreign financial institution”, the 30% withholding tax will apply to withholdable payments made to it unless it enters into an agreement with the United States Department of Treasury to collect and provide substantial information regarding its United States account holders, including certain account holders that are foreign entities with United States owners, and to withhold 30% on certain “passthru payments.” If a non-U.S. holder is a “non-financial foreign entity,” FATCA also generally will impose a withholding tax of 30% on withholdable payments made to it unless it provides the withholding agent with a certification that it does not have any “substantial United States owners” or a certification identifying its direct and indirect substantial United States owners. Intergovernmental agreements, to the extent entered into between the United States and a non-U.S. holder’s resident country, may modify the foregoing requirements and may allow instead the avoidance of any FATCA withholding tax upon the satisfaction of the requirements of such intergovernmental agreement.

Although withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, Treasury Regulations proposed in late 2018 eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Non-U.S. holders should consult their own tax advisors regarding the impact of FATCA on their ownership and disposition of shares of our common stock and the potential applicability of any intergovernmental agreements.

LEGAL MATTERS

The validity of the common stock offered by this prospectus and the accompanying base prospectus will be passed upon for us by Alston & Bird LLP, New York, New York. Certain legal matters in connection with the offering will be passed upon for the sales agent by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our internet website found at www.nuvectis.com. Our stock is quoted on the Nasdaq Capital Market under the symbol “NVCT.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this document. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial registration statement, as amended, and prior to effectiveness of the registration statement, and (2) after the date of this prospectus and prior to the termination of this offering. Such information will automatically update and supersede the information contained in this prospectus and the documents listed below; provided, however, that we are not, unless specifically indicated, incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K, whether listed below or filed in the future, or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2025 filed on February 11, 2026; and
(b)	Description of our common stock, which is contained in our Annual Report on Form 10-K filed with the SEC on February 11, 2026.

A statement contained in a document incorporated by reference into this prospectus and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus and the accompanying prospectus to the extent that a statement contained in this prospectus, the accompanying prospectus, or in any other subsequently filed document which is also incorporated in this prospectus and the accompanying prospectus modifies or replaces such statement. Any statements modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and the accompanying prospectus.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: 1 Bridge Plaza, Suite 275, Fort Lee, NJ 07024, Attn: Ron Bentsur, or by calling (201) 614-3150.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus.

Up to $60,000,000

Common Stock

Prospectus

Leerink Partners

The date of this prospectus is            , 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The table below itemizes the expenses payable by the Registrant in connection with the registration and issuance of the securities being registered hereunder, other than underwriting discounts and commissions. All amounts except the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission Registration Fee		$9,311.14	(1)
Legal Fees and Expenses	$	*	(2)
Accountants’ Fees and Expenses	$	*	(2)
Printing and Duplicating Expenses	$	*	(2)
Trustee’s Fees and Expenses	$	*	(2)
Miscellaneous Expenses	$	*	(2)
Total	$	*	(2)

*	To be filed by amendment, Form 8-K or Rule 424 filing.

(1)	This amount excludes a registration fee amount of $11,403.86 associated with $103,483,282.81 of securities previously registered on the Registration Statement on Form S-3 (File No. 333-270657) and which remain unsold. Pursuant to Rule 415(a)(6) under the Securities Act, the amount of such registration fee associated with the offering of the unsold securities will be carried forward to be applied to the unsold securities registered under this registration statement and no additional filing fee will be due with respect to the unsold securities in connection with the filing of this registration statement.

(2)	These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its officers or directors to the company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper benefit. Our certificate of incorporation provides that no officer or director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as an officer or director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of officers or directors for breaches of fiduciary duty as described in the previous sentence.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines, excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Our certificate of incorporation also provides that we will indemnify any Indemnitee who was or is a party to any threatened, pending or completed action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we don’t assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

We maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 16. EXHIBITS.

Exhibit Number	Description
1.1	Underwriting Agreement*
1.2	Sales Agreement, between Nuvectis Pharma, Inc. and Leerink Partners LLC, dated May 9, 2025, filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 9, 2025, and incorporated herein by reference
1.3	Amendment No. 1 to Sales Agreement, by and between the Company and Leerink Partners LLC, dated February 13, 2026***
4.1	Specimen Common Stock Certificate, filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed on January 24, 2022, and incorporated herein by reference
4.2	Form of Preferred Stock Designation*
4.3	Form of Warrant Agreement*
4.4	Form of Common Stock Warrant Agreement and Warrant Certificate*
4.5	Form of Preferred Stock Warrant Agreement and Warrant Certificate*
4.6	Form of Indenture ***
4.7	Form of Note*
4.8	Form of Unit Agreement*
5.1	Opinion of Alston & Bird LLP ***
23.1	Consent of Kesselman & Kesselman ***
23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this Registration Statement)
25.1	Statement of Eligibility of Trustee Under Debt Indenture**
107	Filing Fee Table ***

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of our securities to the extent applicable.

** ***	To be filed, if necessary separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939. Filed herewith.

ITEM 17. UNDERTAKINGS.

A.	Rule 415 Offering

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(C)	Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(6)            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.            Filings Incorporating Subsequent Exchange Act Documents By Reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

H.	Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

I.	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

J.	Qualification of Trust Indentures

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lee, State of New Jersey, on February 13, 2026.

NUVECTIS PHARMA, INC.

Date: February 13, 2026	By:	/s/ Ron Bentsur
Ron Bentsur
Chairman, Chief Executive Officer, and President
(Principal Executive Officer)

Date: February 13, 2026	By:	/s/ Michael Carson
Michael J. Carson
Vice President of Finance
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

We, the undersigned directors and/or executive officers of Nuvectis Pharma, Inc., hereby severally constitute and appoint Ron Bentsur, acting singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, for him in any and all capacities, to sign this report and to file the same, with all exhibits thereto and other documents in connection therewith, and to sign any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of February 13, 2026.

Signatures	Title

/s/ Ron Bentsur	Chairman, Chief Executive Officer, and President
Ron Bentsur	(Principal Executive Officer)

/s/ Michael J. Carson	Vice President of Finance
Michael J. Carson	(Principal Financial and Accounting Officer)

/s/ Kenneth Hoberman	Director
Kenneth Hoberman

/s/ James F. Olivero III	Director
James F. Olivero III

/s/ Matthew L. Kaplan	Director
Matthew L. Kaplan

/s/ Juan Sanchez	Director
Juan Sanchez